SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

  [_]Preliminary Proxy Statement          [_]Confidential,for Use of the
  [_]Definitive Proxy Statement              Commission Only (as permitted
  [X]Definitive Additional Materials         by Rule 14a-6(e)(2))
  [_]Soliciting Material Pursuant to Section 240.14a-11 or Section 240.14a-12

                                ITT CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           HILTON HOTELS CORPORATION

                                HLT CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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        TO ALL ITT CORPORATION SHAREHOLDERS:

                                THE HILTON $80 OFFER
                        MORE CERTAINTY  MORE VALUE  LESS RISK

        Hilton's $80 offer provides ITT shareholders with MORE CERTAINTY, MORE VALUE, AND A LOT LESS RISK than Starwood Lodging Trust's proposal for your shares:

        MORE CERTAINTY:

         - $80 in cash for 55% of ITT's outstanding shares paid within ten days of ITT's November 12th annual meeting.
           MORE CASH UP FRONT, AND SOON.

         - Two shares of Hilton stock plus two contingent value preferred shares (CVPs) for every ITT share, that effectively GUARANTEES $80 for the other 45%.

         - A Board committed to closing the ITT transaction QUICKLY.

         MORE VALUE:

         - AN EXPERIENCED MANAGEMENT TEAM IN LODGING AND GAMING.

         - The ability to deliver SIGNIFICANT COST SAVINGS and synergies to the business at least $115 million per year.

         - SIGNIFICANT GROWTH POTENTIAL
           IN A SOLID STOCK ownership in a combined Hilton ITT, the world's premier lodging and gaming company.

         WITH A LOT LESS RISK:

         With STARWOOD, you'll have the RISK of:

         - SIGNIFICANT DELAYS AND UNCERTAINTY in closing, in fact, ITT may choose to NEVER close.

         - Starwood's thinly traded, highly volatile stock experiencing DOWNSIDE VOLATILITY prior to closing.

         - HIGHLY SPECULATIVE $100 million in projected cost savings.

         - VIRTUALLY NO GAMING OPERATIONS AND MINIMAL CORPORATE STAFF. CONGRESSIONAL AND IRS CONCERNS about the paired-share REIT structure.

                   VOTE YOUR WHITE PROXY CARD TODAY

           Elect Hilton's Nominees On November 12th To Receive
         The Superior Benefits, Certainty And Value Of Hilton's $80
         Offer

                             IMPORTANT
         DO NOT DELAY! Vote the WHITE proxy card as soon as you receive it. REMEMBER-Tuesday the 11th of November is a U.S. post office holiday with no regularly scheduled mail deliveries. TO BE SURE YOUR PROXY IS RECEIVED IN TIME PLEASE USE EXPRESS MAIL, FEDEX, OR UPS NEXT DAY MAIL. If you have any questions or need assistance in completing the WHITE proxy card, please contact:
         [MACKENZIE LOGO]
         156 Fifth Avenue, New York, New York 10010
         (212) 929-5500 (call collect)
         or
         CALL TOLL-FREE (800) 322-2885
         [HILTON LOGO]